Calculation of Filing Fee Tables
N-2
TORTOISE ENERGY INFRASTRUCTURE CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares $0.001 par value per share	Other	2,500,000	$ 43.67	$ 109,175,000.00	0.0001381	$ 15,077.07
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 109,175,000.00		$ 15,077.07
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 15,077.07
			Net Fee Due:						$ 0.00
Offering Note
[1]	The Registrant is relying upon Rule 457(c) under the Securities Act of 1933 ("Securities Act") to calculate the registration fee. The maximum aggregate offering price is estimated solely for purposes of determining the registration fee based on the average of the high and low sales prices of the shares of Common Shares, as reported by the New York Stock Exchange on September 15, 2026, in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Tortoise Energy Infrastructure Corp	N-2	333-295680	05/08/2026		$ 15,077.07	Equity	Common Shares $0.001 par value per share	2,318,434	$ 109,175,057.06
Fee Offset Sources	2	Tortoise Energy Infrastructure Corp	N-2	333-295680		05/20/2026						$ 17,964.89
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	In accordance with the Notes to Instruction 3.C.i. to Form N-2, this statement confirms that the offering of unsold Common Shares previously registered under the Registration Statement has terminated.

Offset Note
[2]	On May 8, 2026, the Registrant filed a Registration Statement (File No. 333-295680) to register an unspecified number of common shares and subscription rights to be offered on an immediate, continuous or delayed basis (the "Registration Statement"). The Registration Statement went automatically effective on May 8, 2026, and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of all registration fees. On May 20, 2026, the Registrant filed a prospectus supplement pursuant to Rule 424(b)(2) and registered Common Shares, $0.001 par value per share, with a proposed maximum aggregate offering price of $331,664,194.00, with respect to which the Registrant paid filing fees of $45,803.00. As of the time of this filing, Common Shares with a maximum aggregate offering price of $130,086,125 remain unsold from the Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a filing fee credit of $17,964.89, the amount of the prior filing fee attributable to the unsold Common Shares under the Registration Statement, remains available to offset future registration fees, of which the Registrant has claimed $15,077.07 in connection with this filing. In accordance with the Notes to Instruction 3.C.i. to Form N-2, this statement confirms that the offering of unsold Common Shares previously registered under the Registration Statement has terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date